Exhibit 10.13

                                 LEASE AGREEMENT


     THIS AGREEMENT is made and entered into this 22nd day of November 2002, by and between 5075 CASADE ROAD, LLC, a Michigan Limited Liability Company, of 5075 Cascade Road SE, Grand Rapids, Michigan, hereinafter designated as "Landlord" and BESTNET COMMUNICATIONS, INC., Bob Blanchard, with the address of 5075 Cascade Road SE, Grand Rapids, Michigan, hereinafter designated as "Tenant".

                                    RECITALS
                                    --------

     In consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, Landlord does hereby demise and lease to Tenant, and Tenant does hereby lease from Landlord, that portion of the certain building located at 5075 Cascade Road, S.E., Grand Rapids, Michigan, as outlined on the floor plan attached hereto as Exhibit A, and consisting of approximately 3,600 rentable square feet (hereinafter referred to as Suites A,B & C the "Demised Premises"), together with the use, in common, with Landlord and others entitled thereto, of the common areas, parking areas, service roads, sidewalks, hallways, stairways and to other facilities (collectively the "Common Areas; except Landlord reserves the exclusive right to modify, reconfigure and alter the Common Areas and to eliminate portions of the Common Areas provided that Tenant will at all times have reasonable access to the Demised Premises.

     1.   Term of Lease and Possession.
          -----------------------------

          (a) Term and Access. The term of this Lease shall be for 34 months commencing on December 1, 2002, and ending on October 31, 2005, unless sooner terminated as herein provided. Notwithstanding the foregoing, Landlord shall permit Tenant to have access to the

               Demised Premises as soon as the current tenant has vacated the suite for the purpose of Tenant moving and storing its furniture, equipment, computers and other items of personal property in the Demised Premises, provided that such items and the movement and storage of such items do not interfere with the installation of the Improvements, as defined in Section 1 (b).

          (b) Installation of Improvements. Landlord will perform the work described on Addendum #1 (collectively, the "Improvements").

     2.   Rent.
          -----

          (a) During the term of this Lease, commencing on December 1, 2002, (except as provided in this subsection), Tenant agrees to pay Landlord, as a fixed minimum annual rent for the Demised Premises, the sum of (see addendum #2 collectively the "rent schedule), payable in advance in monthly installments (see addendum #2), subject to the increases provided for in Section 2(e). All rent payments will be due on the first day of each month. Should Tenant commence operations within the Demised Premises prior to December 1, 2002, Tenant shall pay a pro-rata amount of the monthly rental payment from the date Tenant commenced operations. On execution of this Lease, Tenant shall pay the first month's rent.

          (b) All payments of rent and other sums to be paid to the Landlord shall be made at Landlord's address listed above or at such place as the Landlord shall designate in writing from time to time.

          (c) In addition to the fixed minimum annual rent, Tenant shall pay as additional rent to Landlord any and all payments or charges required pursuant to paragraphs 6 and 7 herein and all other sums of money, payments or charges required to be paid by Tenant under this Lease, whether or not the same, are designated as "additional rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectible as additional rent with the next installment of rent falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any money or charge at the time same becomes due and payable hereunder, or limit any other remedy of the Landlord.

          (d) All payments received shall be applied first to return check charges and late charges due pursuant to Paragraph 25 below, then to other amounts such as additional rent due hereunder, then to rent due hereunder.

          (e) For each Lease year following the initial first twelve (12) months of the lease term, including any lease year during any extended term, the fixed minimum annual rent shall be increased by three percent (3%).

     3.   Option to Renew.
          ----------------

          So long as no default shall have occurred herein, Tenant shall have the option to renew this lease for an additional period of three (3) Years on the same terms and conditions as herein contained. In the event Tenant exercises its option to renew, it shall give written notice thereof to Landlord at least six (6) months prior to the expiration of the lease term.

     4.   Conduct of Business.
          --------------------

          It is understood and agreed between the parties hereto that the Demise Premises, during the continuance of this Lease, shall be occupied for the operation of Tenant's business of general office space for general office purposes and for no other purpose or purposes without the written consent of the landlord and that the Tenant will not use the Demised Premises for any purpose in violation of any law, municipal ordinance or regulation, and that on any breach of this Lease, the Landlord may, at its option, terminate this Lease forthwith and may enter and repossess the Demised Premises. Tenant further agrees to obey all reasonable rules and regulations established by the Landlord for all tenants of the building in which the Demised Premises are located upon receiving written notice from the Landlord of such rules and regulations.

     5.   Maintenance, Waste and Nuisance, and Alterations:
          -------------------------------------------------

          (a) Maintenance. Except for repairs occasioned by the negligence of Tenant, its agents, employees, servants, contractors, sublessees, customers or invitees, Landlord agrees to keep the Demised Premises, the building in which they are located and the surrounding common area in good order, including heating and electrical air conditioning systems. In turn, Tenant agrees to periodically inspect the Demised Premises and to report promptly to Landlord any defective condition known to it, and Landlord agrees to arrange for repairs, at its own expense, as soon as reasonably possible. The Tenant will use the Demised Premises in a reasonable manner and be responsible for the repair of any damage caused by the misuse or negligence of the Tenant, its agents, employees, servants, contractors, sublessees, customers or invitees.

          (b) Waste and Nuisance. Tenant shall throughout the lease term maintain the building and other improvements constituting the Demised Premises and keep them free from waste or nuisance, and shall deliver up the Demised Premises in a clean and sanitary condition at the termination of this lease in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty excepted. In the event Tenant should neglect reasonably to maintain the Demised Premises, Landlord shall have the right, but not the obligation, to cause repairs or corrections to be made, and any reasonable costs therefore shall be payable by Tenant to Landlord as additional rental on the next rental installment date.

          (c) Alterations. The Tenant shall not make any alterations, additions or improvements to the Demised Premises without the Landlord's written consent. All alterations, additions or improvements made by either of the parties hereto upon the premises, except movable office furniture and trade fixtures put in at the expense of the Tenant as further provided for in Paragraph 19 herein, shall be the property of the Landlord, and shall remain upon and be surrendered with the premises at the termination of this lease, without molestation of injury.

     6.   Utilities.
          ----------

          (a) Landlord agrees to provide the necessary mains, ducts and conduits in order to bring water, gas, electricity and telephone service to the Demised Premises. Landlord may interrupt or suspend the supply of any such service to the Demised Premises in order to make necessary repairs or alterations to the Demised

               Premises or to any other part of the building or the property on which it is situated. There shall be no abatement of rent by reason of any interruption or suspension of such services.

          (b)  Landlord further agrees to provide to the Demised Premises:

               (i) Adequate heat and air conditioning when necessary, in Landlord's reasonable judgement; and

               (ii) To furnish adequate electricity for normal business uses in the Demised Premises and to furnish adequate bulbs for lighting fixtures at the inception of the Lease, and thereafter to replace bulbs as needed at Tenant's request. If electricity and/or gas servicing the Demised Premises is separately metered for the Demised Premises: (1) Tenant will pay its pro-rata the ration expressed as a percentage of the square foot area in the Demised Premises set forth in the Recitals Paragraph herein to the total square foot area occupied by all Tenants in the building in which the Demised Premises are located), and (2) the Landlord will prepare a monthly bill for the Tenant's cost of electricity and this bill will be paid as additional rent by the Tenant in addition to and with the monthly rental installment.

          (c) For the Benefit of Tenant's use of the Demised Premises and all other tenants, Landlord agrees to provide in the building:

               (i) Necessary lines and means of distribution for hot and cold water for restrooms and refrigerated water for drinking;

               (ii) Restroom facilities reasonably accessible to the Demised Premises, supplied with soap, toilet tissue and maintained in clean and sanitary condition; and

               (iii) Reasonable access to the Demised Premises for the installation of such telephone, telegraph, teletype, data processing and other equipment as Tenant may reasonably require. Any charges for the installation, use or servicing of such equipment shall be the obligation of Tenant.

     7.   Common Area, Utility and Services:
          ----------------------------------

          (a) Landlord shall pay, in the first instance, all costs, equipping, policing and protecting, lighting, heating, insuring, repairing, replacing and maintaining the building in which the Demised Premises are located and the parking areas, sidewalks, hallways and other common areas appurtenant thereto including, without limitation, maintenance and supplies, exterior and interior repairs and replacement, ground care, snow and ice removal, sewer and water charges, utilities for heating and ventilation, air conditioning and water, light bulbs, trash removal, taxes and assessments and similar charges, security and management fees (unless the cost for such utilities have been privately incurred or contracted for by Tenant).

          (b) Tenant shall pay the cost of any janitorial services for the Demised Premises, whether incurred or contracted by Tenant or incurred or contracted by Landlord. If the janitorial services for the Demised Premises are incurred and contracted by Landlord, then Tenant will pay the cost for the janitorial services to the Demised Premises upon notice by Landlord which payment shall be due with the next monthly installment of rent hereunder. Tenant shall pay, upon a monthly basis a proportionate share of the Operating Costs above the lease year upon notice by Landlord which payment shall be due with the next monthly installment of rent hereunder. Tenant shall pay its proportionate share of such estimated Operating Costs for janitorial services to the Common Area upon notice by Landlord which payment shall be due with the next monthly installment of rent hereunder.

     8.   Taxes.
          ------

          Landlord shall pay all real estate taxes and special assessments attributable to the real estate upon which the Demised Premises are located. Tenant shall pay all other taxes attributable to Tenant's occupancy of the Demised Premises and conduct of its business, including but not limited to sales, income and personal property taxes.

     9.   Indemnity and Insurance:
          ------------------------

          (a) Hold Harmless Clause. Tenant agrees to indemnify and hold Landlord and the property of Landlord, including Demised Premises, free and harmless from any and all claims, liability, loss, damages resulting from Tenant's occupation and use of said premises, specifically including, without limitation, any claim, liability, loss or damage arising by reason of:

               (1) The death or injury of any person or persons, including Tenant or any person who is an employee or agent of Tenant, or by reason of the damage to or destruction of any property, including property owned by Tenant or any person who is an employee or agent of Tenant, and caused or allegedly caused by either the condition of the Demised Premises, or act or omission of Tenant, its agents, employees, servants, contractors, sublessees, customers or invitees on the Demised Premises provided no negligent act or omission on the part of the Landlords contributed thereto:

               (2) Any work performed on the Demised Premises or materials furnished to the Demised Premises at the instance or request of Tenant or any agent or employee of Tenant; and

               (3) Tenant's failure to perform any provisions of this Lease or to comply with any requirement of law or any requirement imposed on Landlord or the Demised Premises by any duly authorized governmental agency or political subdivision.

               (4) All Tenants personal property of every kind and description, including trade fixtures, which may at any time be n the Demised Premises shall be kept at Tenant's sole risk or at the risk of those claiming under Tenant, and Landlord shall not be responsible or liable to Tenant for any loss of business or other loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of premises adjacent to or connected with the Demised Premises or any part of the building of which the Demised Premises are part or for any loss or damage of any kind resulting to Tenant, its business or property or the business or property of others claiming under Tenant from burst, overflowing, stopped or leaking water, gas, sewer or steam pipes, or heating, cooling or plumbing fixtures, or from electric wires or gas odors within the Demised Premises for any cause whatsoever, except as may result from and be directly caused by the negligence of Landlord, its agents or employees.

          (b)  Insurance.
               ----------

               Landlord shall insure its interest in the Demised Premises with fire and extended coverage insurance. Tenant shall carry it's own fire insurance with respect to the contents of the Demised Premises and personal property it attaches to the building. Tenant shall, at Tenant's expense, maintain public liability insurance in amounts of not less than One Million Dollars ($1,000,000) per occurrence combined single limit liability naming Landlord as an additional insured, and Tenant shall furnish Landlord with a certificate of insurance which shall provide that such insurance will not be cancelled except upon ten
               (10) days prior written notice to Landlord. Tenant also agrees to pay as additional rent any increase in insurance premiums payable by Landlord which are due to increased hazard attributable to Tenant's use of the Demised Premises.

          (c)  Waiver of Subrogation.
               ----------------------

               Any insurance maintained by Tenant will contain a clause or endorsement under which the insurer waives all right of subrogation against Landlord, its agents or employees, with respect to losses payable under such policy, and Tenant hereby waives all right of recover which it might otherwise have against Landlord, its agents or employees, for any damage or injury to any person or property.

     10.  Eminent Domain.
          ---------------

          If the whole or any part of the Demised Premises hereby leased shall be taken by any public authority under the power of eminent domain then the term of this Leases shall cease on the part so taken, from the day the possession of that part shall be required for any public purpose and the rent shall be paid up to that day, and from that day the Tenant shall have the right either to cancel this Lease and declare the same null and void, or to continue in the possession of the remainder of the same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the Demised Premises taken. All damages awarded for such taking shall belong to and be awarded as compensation for diminution in value to the leasehold, or to the fee of the Demised Premises herein leased.


     11.  Advertising Display.
          --------------------

          The name of the building and its address will be clearly identified and recognized from the street. Landlord shall erect, in the lobby, a Directory of the offices in the building. The entrance to each office will also be identified and Tenant may, with Landlord's prior written approval, place additional special identification signs on the entrance door to the Demised Premises. Tenant shall not paint, place, erect or otherwise display any signs visible from the outside of the Demised Premises or the building of which the Demised Premises are a part without the prior written consent of Landlord. At, or prior to the expiration or the termination of this Lease, Tenant shall remove any such signs and shall restore the Demised Premises and/or the building of which the Demised Premises are a part to their former condition, ordinary wear and tear expected.

     12.  Parking.
          --------

          Subject to reasonable rules and regulations established by Landlord, Tenant, its employees, agents and visitors may use the parking lot in common with other tenants of the building and their employees, agents and visitors on a "first-come, first-served" basis. Landlord will keep the parking area clean and in good repair.

     13.  Damage and Destruction:
          -----------------------

          (a) Damage and Destruction. If the Demised Premises are damaged in whole or in part by fire or other cause, the damages (including alterations, equipment and decoration made and installed by Landlord) shall be repaired and restored by and at the expense of Landlord, and the Tenant shall repair and restore the damage to Tenant's fixtures, furniture and furnishings; provided, however, that Landlord's obligation to restore shall be limited by the amount of insurance proceeds actually received by Landlord. During the period of such repairs and restorations, rent and additional rent hereunder shall abate in proportion to the amount of the Demised Premises rendered untenantable thereby.

          (b) Repairs. Both Landlord and Tenant shall make such repairs and replacements promptly. Tenant may, as said repairs and replacements are being made by Landlord, have reasonable access to the Demised Premises for the purpose of installing its fixtures, equipment, furniture and furnishings so long as Tenant does not unreasonably interfere with Landlord's workers. No penalty shall accrue for reasonable delays which may arise by reason of adjustment of fire insurance on the part of the Landlord and/or Tenant and for reasonable delay on account of labor troubles or any other similar or dissimilar cause reasonably beyond Landlord's or Tenant's control.

          (c) Termination. Notwithstanding the foregoing provisions of this section, if the building of which the Demised Premises are a part is totally damaged or is rendered wholly untenantable by fire or other cause, then either the Landlord or Tenant may, within thirty (30) days after such fire or other cause, terminate this Lease by giving the other party notice in writing of such decisions and thereupon, the term of this Lease shall expire by lapse of time upon the fifth (5th) day after such notice is given and Tenant shall vacate the Demised Premises and surrender the same to Landlord.

     14.  Default:
          --------

          (a) In the event Tenant shall fail or omit to make payment of the rent, any item of additional rent and/or Operational Costs as provided herein or breached any of the covenants herein provided, and such default continues for a period of thirty (30) days except for the payment of rent or other monies payable hereunder which shall be for a period of ten (10) days after written notice thereof from the Landlord or abandons the premises, or becomes insolvent, makes an assignment for the benefit of creditor, or is adjudicated in bankruptcy, or a receiver or trustee be appointed for its property as a result of its insolvency whereby this Lease shall, by operation of law, devolve upon or pass to any person or persons other than Tenant, Landlord, at its option, may terminate this Lease; or may without terminating this Lease, enter into the Demised Premises and recover possession thereof, remove Tenant's property, make any repairs, changes, alterations or additions in or to the Demised Premises that may be necessary or convenient, and relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord.

          (b) If Landlord shall have relet the Demised Premises, Tenant shall pay the Landlord, as liquidated and current damages for Tenant's default, the present value of the equivalent of the amount of the rent, other sums and charges and additional rent as would be payable under this Lease by Tenant if the Lease were still in effect, less the present value of the net proceeds, if any, of the reletting effected pursuant to the provisions hereof, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage and management commissions, operating expenses, legal expenses, reasonable attorney fees, alteration costs and expenses of preparation of such reletting. If, after diligent effort and a reasonable time, Landlord is unable to relet the Demised Premises, Tenant shall pay to Landlord, as liquidated and agreed current damages, the then present values of the rent, other sums and charges, and additional rent to be paid by Tenant until what would have been the end of the term hereof. Subsequent letting of the Demised Premises after payment of such liquidated damages shall not diminish or alter Tenant's obligation to pay such sums hereunder.

     15.  Subordination.
          --------------

          This Lease shall be subject and subordinate at all times to any and all mortgages or deeds of trust that now or may hereafter encumber the Demised Premises through an act of the Landlord and to any renewal, modification, consolidation, replacement and extension of any such mortgage or deed of trust. Tenant shall execute any instrument subordinating the interest of Tenant under this Lease to the lien of such mortgage or deed of trust that Landlord or the mortgage or trustee may at any time desire, and Tenant shall duly comply with all of the provisions of any mortgage or deed of trust to which this Lease is subordinate, except the payment of interest and principle thereunder. Provided, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder, so long as Tenant is not in default under this Lease. Tenant agrees to execute any document necessary to evidence this subordination. Furthermore, Tenant agrees, with in ten (10) days after request by Landlord to execute and deliver to Landlord an Estoppel Certificate identifying the commencement and expiration date of this Lease, the amounts of rent payable under this Lease and stating that this Lease is unmodified and in full force and effect, or is in full force and effect as modified, stating the modifications, and stating that the Tenant does not claim that the Landlord is in default, or listing any claimed defaults. If Tenant fails to deliver the executed certificate to the Landlord within the ten (10) day period, the accuracy of any proposal certificate prepared by the Landlord shall be deemed conclusively confirmed.

     16.  Inspection by Landlord.
          -----------------------

          Tenant shall permit Landlord and its agents to enter into and upon the Demised Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining or making repairs or alterations to the building and to exhibit the Demised Premises to Prospective purchasers, mortgagers or tenants.

     17. Parties Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, legal representatives, successors, and assigns when permitted by this Lease.

     18. Signage. Lessor shall provide, at Tenant's expense, signage on the sign monument along Cascade Road.

     19. Applicable Law. This Lease shall be construed under and in accordance with the laws of the State of Michigan.

     20. Legal Construction. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     21. Sole Agreement of the Parties. This Lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter within it.

     22. Amendment. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dates subsequent to the date hereof, and duly executed by the parties hereto.

     23. Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

     24. Waiver of Default. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

     25. Attorney's Fees. In the event Landlord or Tenant breaches any of the terms of this Lease whereby the Party not in default employs attorney's to protect or enforce its rights hereunder and prevails, the defaulting party agrees to pay the other party reasonable attorney's fees so incurred by such other party.

     26. Late Fee. If any rent or additional rent specified herein is not paid by the 5th day of the month in which it is due, Tenant agrees to pay a late charge of ten (10%) per month for each month or part thereof that such rentals shall not have been paid.

     27. Prohibition of Offset. All rents or additional rents due hereunder shall not be subject to any deduction of offset by Tenant for any reason whatsoever.

     28. Excuse. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by any acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil, riot, floods, and any other cause not reasonably within the control of the Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome.

     29.  Time of Essence. Time is of the essence of this Lease.

     30. Exculpation of Landlord. If Landlord shall convey title to the Demised Premises pursuant to the sale or exchange of property, the Landlord shall not be liability to Tenant or any immediate or remote assignee or successor of Tenant as to any act or omission from and after such conveyance.

     31. Security Deposit. As security for the faithful performance by Tenant of all of its obligations under this Lease, Tenant has deposited with Landlord the sum of Two Thousand Nine Hundred Dollars ($2,900.00). Landlord shall have the right (but not the obligation) to apply all or any part of it toward any amount Tenant has failed to pay hereunder on a timely basis. If Tenant shall default with respect to any covenant or provision hereof, Landlord may use, apply or retain all or any portion of the Security Deposit to cure such default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall immediately, upon written demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated. Landlord shall not be required to keep the Security Deposit separate from its general accounts. Within thirty (30) days after the expiration of the Lease term and the vacation of the Premises by Tenant, the Security Deposit, or such part as has not been applied to cure the default, shall be returned to Tenant. In the event of any bankruptcy or other proceeding initiated by or against Tenant, it is agreed that all such Security Deposit held hereunder shall be deemed to be applied by Landlord to rent and all other charges due from Tenant to Landlord for the last month of the Term and each preceding month until such Security Deposit is fully applied.

     32. Captions. The headings and captions used throughout this Lease are for convenience and reference only, and shall not be construed to explain, modify, amplify or add to the meaning of any of the provisions of this Lease.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.


WITNESSES:                                  LANDLORD
                                            5075 Cascade Road, LLC
                                            A Michigan Limited Liability Company

                                            By:  /s/
----------------------------------             --------------------------------
                                                      R. Parke Collins, II,
                                                      Property Manager for
                                                      R. Parke Collins, Member



                                            TENANT

                                            Bestnet Communications, Inc.


                                            By:  /s/
----------------------------------             --------------------------------
                                                      Robert A. Blanchard

                                   ADDENDUM #1

                                  IMPROVEMENTS

                                  Work Schedule





1.   Landlord to clean carpet and paint suite.

2.   Landlord to provide $500 in labor and materials for communication's wiring.


     The work captioned above has been completed to my satisfaction.






                                            By:  /s/
                                               --------------------------------
                                                      Robert A. Blanchard
                                                      Bestnet Communications,
                                                      Inc.


                                            Date:
                                                 ------------------------------

                              ADDENDUM #2

                             RENT SCHEDULE


 MONTH                       ANNUAL RENT                      MONTHLY RENT
 -----                       -----------                      ------------
 1 - 2               Forty Eight Thousand Dollars      Four Thousand Dollar (US)
                             (US)$48,000                        $4,000
 2 - 12              Fifty Four Thousand Dollars      Forty Five Hundred Dollars
                             (US)$54,000                      (US)$4,500
13 - 24               Fifty Five Thousand Six          Four Thousand Six Hundred
                     Hundred Twenty Dollars (US)        Thirty Five Dollars (US)
                               $55,620                           $4,635
25 - 34              Fifty Seven Thousand Two            Four Thousand Seven
                    Hundred Eighty Eight Dollars    Hundred Seventy Four Dollars
                         & Sixty cents (US)                 & Five Cents (US)
                             $57,288.60                        $4,774.05



Agreed to on this 22nd day of November, 2002



                                            By:  /s/
----------------------------------             --------------------------------
Witness                                               R. Parke Collins, II,
                                                      Property Manager For
                                                      R. Parke Collins, Member
                                                      "Landlord"
----------------------------------
Witness

                                               --------------------------------
                                                      Robert A. Blanchard
                                                      Bestnet Communications,
                                                      Inc "Tenent"

                                  Codicil

The signing of this lease, dated November 22, 2002, negates the previously signed lease.